Exhibit (h)(3)(x)
SCHEDULE A
TO THE EXPENSE LIMITATION AGREEMENT FOR
SERIES OF ALLIANZ FUNDS MULTI-STRATEGY TRUST
(OTHER THAN CERTAIN SERIES SUB-ADVISED BY AGI SOLUTIONS)
New Funds
Revised as of December  , 2011

	Expense Limitation	Recoupment Period
Fund Name	Expiration Date	Expiration Date
Allianz AGIC Convertible Fund***	3/31/12	11/30/15
Allianz AGIC Focused Opportunity Fund***	3/31/12	11/30/15
Allianz AGIC Global Managed Volatility Fund	3/31/13	11/30/16
Allianz AGIC High Yield Bond Fund***	3/31/12	11/30/15
Allianz AGIC International Growth Fund***	3/31/12	11/30/15
Allianz AGIC International Growth Opportunities Fund***	3/31/12	11/30/15
Allianz AGIC Micro Cap Fund***	3/31/12	11/30/15
Allianz AGIC Ultra Micro Cap Fund***	3/31/12	11/30/15
Allianz AGIC U.S. Emerging Growth Fund***	3/31/12	11/30/15
Allianz Global Investors Solutions Global Allocation Fund***	3/31/12	11/30/15
Allianz Global Investors Solutions Global Growth Allocation Fund	3/31/12	11/30/15
Allianz NFJ International Value II Fund	3/31/13	11/30/16
Allianz NFJ Global Dividend Value Fund	3/31/12	11/30/15
Allianz RCM All Alpha Fund**	3/31/12	11/30/15
Allianz RCM China Equity Fund	3/31/12	11/30/15
Allianz RCM Disciplined Equity Fund	3/31/12	11/30/15
Allianz RCM Global EcoTrendsSM Fund*	3/31/12	11/30/15
Allianz RCM Global Water Fund*	3/31/12	11/30/15
Allianz RCM Redwood Fund	3/31/12	11/30/15
Allianz RCM Short Duration High Income Fund	3/31/13	11/30/16
Allianz F&T Behavioral Advantage Large Cap Fund	3/31/13	11/30/16

*	No expense limitation applied to the Allianz RCM Global Water Fund or the Allianz RCM Global EcoTrendsSM Fund from 12/1/08 through 3/31/10.

**	The “Attributable Class Operating Expenses” and “Effective Class Operating Expenses” of the Allianz RCM All Alpha Fund do not include interest on securities sold short and substitute dividend expenses on securities sold short.
[Schedule A to Expense Limitation Agreement]

***	The waiver period under this Agreement commences as of April 1, 2011 for the noted Funds. Prior to that, the noted New Funds were subject to the terms of separate Expense Limitation Agreements dated April 20, 2009 (for Allianz Global Investors Global Allocation Fund) and March 31, 2010 (for the other noted New Funds). The amount of any recoupment of fees under such prior agreement with respect to a given year shall be deemed to reduce the amount of recoupment payable to the Manager under this Agreement with respect to such year. For the Allianz AGIC International Growth Fund, the foregoing relates only to Institutional Class shares.
[Signature page follows.]
[Schedule A to Expense Limitation Agreement]

IN WITNESS WHEREOF, the Trust and the Manager have each caused this Schedule A to the Expense Limitation Agreement to be signed on its behalf by its duly authorized representative, as of the date first above written.

ALLIANZ FUNDS MULTI-STRATEGY TRUST

By:

Name: Brian S. Shlissel
Title: President

ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC

By:

Name: Brian S. Shlissel
Title: Managing Director
[Schedule A to Expense Limitation Agreement — Signature Page]